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                                                                    EXHIBIT 16.1


                              [Andersen Letterhead]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, North West
Washington, DC 20549

March 9, 2001


Dear Sir/Madam:


We have read paragraph (a) of Item 4 included in the Form 8-K dated March 9, 2001 of e-Medsoft.com to be filed with the Securities and Exchange Commission, and are in agreement with the statements contained herein.



                                    Very truly yours,


                                    /s/ Arthur Andersen, LLP
                                    ------------------------------
                                    Arthur Andersen, LLP


Copy to:

Mr. John F. Andrews, Chief Executive Officer, e-Medsoft.com